Exhibit 10.4

ROCKVILLE BANK

Employment Agreement for William J. McGurk

ROCKVILLE BANK

Employment Agreement for William J. McGurk

1.	Employment		1
2.	Term		1
3.	Offices and Duties		2
	(a)	Generally	2
	(b)	Place of Employment	2
4.	Salary and Annual Incentive Compensation		2
	(a)	Base Salary	2
	(b)	Annual Incentive Compensation	2
5.	Long-Term Compensation, Including Stock Options, Benefits, Deferred Compensation, and Expense Reimbursement		3
	(a)	Executive Compensation Plans	3
	(b)	Employee and Executive Benefit Plans	3
	(c)	Acceleration of Awards Upon a Change in Control	3
	(d)	Deferral of Compensation	3
	(e)	Company Registration Obligations	4
	(f)	Reimbursement of Expenses	4
	(g)	Automobile	4
	(h)	Club Dues	4
	(i)	Tax Service Fees	4
6.	Termination Due to Retirement, Death, or Disability		4
	(a)	Retirement	4
	(b)	Death	6
	(c)	Disability	7
	(d)	Other Terms of Payment Following Retirement, Death, or Disability	9
7.	Termination of Employment For Reasons Other Than Retirement, Death or Disability		9
	(a)	Termination by the Bank for Cause	9
	(b)	Termination by Executive Other Than For Good Reason	9
	(c)	Termination by the Bank Without Cause Prior to or More than Two Years After a Change in Control	10
	(d)	Termination by Executive for Good Reason Prior to or More than Two Years After a Change in Control	12

	(e)	Termination by the Bank Without Cause Within Two Years After a Change in Control	14
	(f)	Termination by Executive for Good Reason Within Two Years After a Change in Control	17
	(g)	Other Terms Relating to Certain Terminations of Employment	19
8.	Definitions Relating to Termination Events		19
	(a)	"Cause"	19
	(b)	"Change in Control "	20
	(c)	"Compensation Accrued at Termination"	21
	(d)	"Disability"	21
	(e)	"Good Reason"	21
	(f)	"Potential Change in Control"	22
9.	Rabbi Trust Obligation Upon Potential Change in Control; Excise Tax-Related Provisions		23
	(a)	Rabbi Trust Funded Upon Potential Change in Control	23
	(b)	Gross-up If Excise Tax Would Apply	23
10.	Non-Competition and Non-Disclosure; Executive Cooperation; Non-Disparagement; Certain Forfeitures		25
	(a)	Non-Competition	25
	(b)	Non-Disclosure; Ownership of Work	25
	(c)	Cooperation With Regard to Litigation	25
	(d)	Non-Disparagement	26
	(e)	Release of Employment Claims	26
	(f)	Forfeiture of Outstanding Options	26
	(g)	Forfeiture of Certain Bonuses and Profits	26
	(h)	Forfeiture Due to Regulatory Restrictions	26
	(i)	Survival	27
11.	Governing Law; Disputes; Arbitration		27
	(a)	Governing Law	27
	(b)	Reimbursement of Expenses in Enforcing Rights	27
	(c)	Dispute Resolution	27
	(d)	Interest on Unpaid Amounts	28
12.	Miscellaneous		28
	(a)	Integration	28
	(b)	Successors; Transferability	28
	(c)	Beneficiaries	29
	(d)	Notices	29
	(e)	Reformation	29
	(f)	Headings	29

-ii-

	(g)	No General Waivers	29
	(h)	No Obligation To Mitigate	29
	(i)	Offsets; Withholding	30
	(j)	Successors and Assigns	30
	(k)	Counterparts	30
13.	Indemnification		30

Attachment A

-iii-

ROCKVILLE BANK

Employment Agreement for William J. McGurk

THIS EMPLOYMENT AGREEMENT (the “Agreement”) by and among ROCKVILLE FINANCIAL, INC., a Connecticut corporation (the “Company”), ROCKVILLE BANK, a Connecticut savings bank and a wholly-owned subsidiary of the Company (the "Bank"), and William J. McGurk ("Executive") shall become effective as of the consummation of the reorganization and the minority stock issuance as contemplated in the Plan of Reorganization and Minority Stock Issuance adopted by the Boards of Directors of the Bank and Charter Oak Community Bank Corp. (the "Effective Date").

W I T N E S S E T H

WHEREAS, the Bank has become a wholly-owned subsidiary of the Company; and

WHEREAS, Executive is currently employed as President and Chief Executive Officer of the Bank; and

WHEREAS, the Company and the Bank desire to ensure that the Company and the Bank are assured of the continued availability of Executive’s services as provided in this Agreement; and

WHEREAS, Executive is willing to serve the Company and the Bank on the terms and conditions hereinafter set forth..

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company, the Bank and Executive each hereby acknowledge, the Company, the Bank and Executive hereby agree as follows:

1.  Employment.

The Bank hereby agrees to employ Executive as its President and Chief Executive Officer (with the principal executive duties set forth below in Section 3), and Executive hereby agrees to accept such employment and serve in such capacities, during the Term as defined in Section 2 (subject to Section 7(c) and 7(e)) and upon the terms and conditions set forth in this Agreement.

2.  Term.

The term of employment of Executive under this Agreement (the "Term") shall be the period commencing on the Effective Date and ending on December 31, 2009 and any period of extension thereof in accordance with this Section 2, except that the Term will end at a date, prior to the end of such period or extension thereof, specified in Section 6 or 7 in the event of termination of Executive's employment. The Term, if not previously ended, shall be extended by one additional year (added to the end of the Term) on December 31, 2009 (extending the Term to December 31, 2010) upon written agreement of the parties. If either party shall desire to so extend the Term, such party shall serve written notice in accordance with Section 12(d) upon the other party on or before June 30, 2009 requesting an extension of the Term to December 31, 2010. The parties agree to negotiate in good faith any such requested extension but neither party shall be obligated to agree to so extend the Term. Any such agreement to extend the Term to December 31, 2010 shall be memorialized in writing on or before December 31, 2009; otherwise, Executive’s employment shall terminate on December 31, 2009 and the Term shall end at that date, subject to earlier termination of employment and earlier termination of the Term in accordance with Section 6 or 7. The foregoing notwithstanding, in the event there occurs a Potential Change in Control at any time on or after July 1, 2009, the Term shall not end until the 180th day following such Potential Change in Control.

3.  Offices and Duties.

The provisions of this Section 3 will apply during the Term, except as otherwise provided in Section 7(c) or 7(e):

    (a)  Generally. Executive shall serve as the President and Chief Executive Officer of the Bank. Executive shall have and perform such duties, responsibilities, and authorities as are prescribed by or under the Bylaws of the Bank and as are customarily associated with such position or, irrespective of the office, title or other designation, if any, a position with responsibilities and powers substantially identical to such position with the Bank. Executive shall devote his full business time and attention, and his best efforts, abilities, experience, and talent, to the position of President and Chief Executive Officer and other assignments hereunder, and for the business of the Bank, without commitment to other business endeavors, except that Executive (i) may make personal investments which are not in conflict with his duties to the Bank and manage personal and family financial and legal affairs, (ii) may undertake public speaking engagements, and (iii) may serve as a director of (or similar position with) any other business or an educational, charitable, community, civic, religious, or similar type of organization, so long as such activities (i.e., those listed in clauses (i) through (iii)) do not preclude or render unlawful Executive's employment or service to the Bank or otherwise materially inhibit the performance of Executive's duties under this Agreement or materially impair the business of the Bank or its affiliates.

    (b)  Place of Employment. Executive's principal place of employment shall be at the administrative offices of the Bank.

4.  Salary and Annual Incentive Compensation.

As partial compensation for the services to be rendered hereunder by Executive, the Bank agrees to pay to Executive during the Term the compensation set forth in this Section 4.

    (a)  Base Salary. The Bank will pay to Executive during the Term a base salary, the annual rate of which shall be $360,000, payable in cash in substantially equal semi-monthly installments commencing at the beginning of the Term, and otherwise in accordance with the Bank's usual payroll practices with respect to senior executives (except to the extent deferred under Section 5(d)). Executive's annual base salary shall be reviewed by the Human Resources Committee (the "Committee") of the Board of Directors of the Bank (the "Board") at least once in each calendar year, and may be increased above, but may not be reduced below, the then-current rate of such base salary. For purposes of this Agreement, "Base Salary" means Executive's then-current base salary.

    (b)  Annual Incentive Compensation. The Bank will pay to Executive during the Term annual incentive compensation which shall offer to Executive an opportunity to earn additional compensation based upon performance in amounts determined by the Committee in accordance with the applicable plan and consistent with past practices of the Bank, with the nature of the performance and the levels of performance triggering payments of such annual target incentive compensation for each year to be established and communicated to Executive during the first quarter of such year by the Committee. In addition, the Committee (or the Board) may determine, in its discretion, to increase Executive's annual target incentive opportunity or provide an additional annual incentive opportunity, in excess of the annual target incentive opportunity, payable for performance in excess of or in addition to the performance required for payment of the annual target incentive amount. Any annual incentive compensation payable to Executive shall be paid in accordance with the Bank's usual practices with respect to payment of incentive compensation to senior executives (except to the extent deferred under Section 5(d)).

5.  Long-Term Compensation, Including Stock Options, Benefits, Deferred Compensation, and Expense Reimbursement

    (a)  Executive Compensation Plans. Executive shall be entitled during the Term to participate, without discrimination or duplication, in executive compensation plans and programs intended for general participation by senior executives of the Bank, as presently in effect or as they may be modified or added to by the Bank from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation any stock option plans, plans under which restricted stock/restricted stock units, performance-based restricted stock/restricted stock units or performance-accelerated restricted stock/restricted stock units (collectively, “stock plans”) may be awarded, other annual and long-term cash and/or equity incentive plans, and deferred compensation plans.

    (b)  Employee and Executive Benefit Plans. Executive shall be entitled during the Term to participate, without discrimination or duplication, in employee and executive benefit plans and programs of the Bank, as presently in effect or as they may be modified or added to by the Bank from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, supplemental pensions, supplemental and other retirement benefits, medical insurance, life insurance, disability insurance, and accidental death or dismemberment insurance, as well as savings, profit-sharing, and stock ownership plans.

In furtherance of and not in limitation of the foregoing, during the Term:

(i)	Executive will participate as President and Chief Executive Officer in all executive and employee vacation and time-off programs;
(ii)	The Bank will provide Executive with coverage as President and Chief Executive Officer with respect to long-term disability insurance;
(iii)
Executive will be covered by Bank-paid group term life insurance and a Bank-paid individual term life insurance policy in the face amount of $1,400,000 for so long as Executive shall remain actively employed by the Bank;

(iv)
Upon Executive’s termination of employment with the Bank for any reason, Executive will be entitled to participate in such retiree medical, dental and life insurance plans as the Bank may, from time to time, offer in accordance with the terms of such plans; and

(v)
Executive will be entitled to benefits under the Supplemental Savings and Retirement Plan and the Supplemental Executive Retirement Plan (collectively, the “SERPS”) in accordance with the terms thereof, with the effective date of Executive's participation therein to be not later than the Effective Date.

    (c)  Acceleration of Awards Upon a Change in Control. In the event of a Change in Control (as defined in Section 8(b)), all outstanding stock options, restricted stock, and other equity-based awards then held by Executive shall become vested and exercisable.

    (d)  Deferral of Compensation. If the Bank has in effect or adopts any deferral program or arrangement permitting executives to elect to defer any compensation, Executive will be eligible to participate in such program. Any plan or program of the Bank which provides benefits based on the level of salary, annual incentive, or other compensation of Executive shall, in determining Executive's benefits, take into account the amount of salary, annual incentive, or other compensation prior to any reduction for voluntary contributions made by Executive under any deferral or similar contributory plan or program of the Bank (excluding compensation that would not be taken into account even if not deferred), but shall not treat any payout or settlement under such a deferral or similar contributory plan or program to be additional salary, annual incentive, or other compensation for purposes of determining such benefits, unless otherwise expressly provided under such plan or program.

    (e)  Company Registration Obligations. The Company will use its best efforts to file with the Securities and Exchange Commission and thereafter maintain the effectiveness of one or more registration statements registering under the Securities Act of 1933, as amended (the "1933 Act"), the offer and sale of shares by the Company to Executive pursuant to stock options or other equity-based awards granted to Executive under Company plans or otherwise or, if shares are acquired by Executive in a transaction not involving an offer or sale to Executive but resulting in the acquired shares being "restricted securities" for purposes of the 1933 Act, registering the reoffer and resale of such shares by Executive.

    (f)  Reimbursement of Expenses. The Bank will promptly reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Term in accordance with the Bank's reimbursement policies as in effect from time to time.

    (g)  Automobile. The Bank shall provide Executive with, and Executive shall have the primary use of, an automobile owned or leased by the Bank and the Bank shall pay (or reimburse Executive) for all expenses of insurance, registration, operation and maintenance of the automobile. Executive shall comply with reasonable reporting and expense limitations on the use of such automobile, as the Committee may establish from time to time, and the Bank shall annually include on Executive’s Form W-2 any amount attributable to Executive’s personal use of such automobile.

    (h)  Club Dues. The Bank shall reimburse or pay for the costs of either a corporate or individual membership at a country club determined by the Bank in its discretion for use by Executive, including all membership bonds or surety, initiation or membership fees, annual dues, capital assessments and all business-related expense incurred at such club (“Club Expenses”). Executive shall be reimbursed on an after-tax basis for the cost of Club Expenses expended by Executive.

    (i)  Tax Service Fees. The Bank shall provide for Executive to receive, at the Bank’s expense, the services of a tax professional and a personal financial planning professional (which may be the same person or entity for both services) (the “Tax Service Professional”) selected by the Bank and reasonably satisfactory to Executive. The services to be provided shall include: (A) the preparation of all required federal, state and local personal income tax returns, (B) advice with respect to federal, state and local income tax treatment of cash and other forms of compensation paid to Executive by the Bank and (C) investment and retirement counseling and estate planning. Executive shall be reimbursed on an after-tax basis for the cost of such Tax Service Professional fees.

6.  Termination Due to Retirement, Death, or Disability.

    (a)  Retirement. Executive may elect to terminate employment hereunder by retirement at or after age 60 ("Retirement"). Executive’s termination of employment upon expiration of the Term on December 31, 2009 (or December 31, 2010 in the event of an extension of the Term as provided in Section 2) shall be deemed a Retirement hereunder. At the time Executive's employment terminates due to Retirement, the Term will terminate, all obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Retirement, and the Bank will pay Executive, and Executive will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination (as defined in Section 8(c));

(ii)
In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iii)
The vesting and exercisability of stock options held by Executive at termination and all other terms of such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted (subject to Section 10(f) hereof);

(iv)
All restricted stock and deferred stock awards, including outstanding stock plan awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under the SERPS and any other benefit plan shall be governed by such plans; and

(v)
If Executive shall not be eligible upon Retirement for retiree coverage under the Bank’s health plan (the “Health Plan”) and Executive elects in accordance with the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”) continued coverage under the Health Plan in accordance with the applicable provisions of COBRA, the Bank shall pay to Executive on a monthly basis during such COBRA continuation period an amount equal on an after-tax basis to the total cost of such coverage. Prior to the expiration of the maximum COBRA continuation period available to Executive, provided that Executive theretofore shall have complied with the conditions set forth in Section 10, the Bank shall make a good faith effort to obtain insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) that is substantially comparable to such COBRA continuation coverage, which insured coverage shall begin on the date of expiration of Executive’s COBRA continuation period and continue until the earliest of: (1) Executive’s eligibility for medical coverage under the Bank’s Health Plan, as a retiree or active employee, (2) Executive’s eligibility for medical coverage under a plan maintained by a subsequent employer or other entity to which Executive provides services, (3) Executive’s eligibility for Medicare, or (4) Executive’s attainment of Social Security retirement age, within the meaning of Section 216(l) of the Social Security Act, as the same may be amended (“Social Security Retirement Age”). In the event that the Bank determines, in its sole discretion, that it is unable to obtain such insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) or in the event that Executive determines, in his sole discretion, that any such insured coverage offered by the Bank is not substantially comparable to such COBRA continuation coverage, the Bank shall pay to Executive, provided that Executive shall not have become eligible for medical coverage under (1) the Bank’s Health Plan, as a retiree or active employee, (2) a plan maintained by a subsequent employer or other entity to which Executive provides services, or (3) Medicare and, provided further, that Executive theretofore shall have complied with the conditions set forth in Section 10, a lump sum amount equal on an after-tax basis to the present value of the total cost of retiree medical coverage under the Health Plan that would have been incurred by both Executive and the Bank on behalf of Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) if Executive (and such spouse and dependents, if any) had been eligible for such retiree medical coverage from the end of Executive’s COBRA continuation period until Executive’s attainment of Social Security retirement age, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which such lump sum is paid. Such lump sum amount shall be calculated by an actuary selected by the Bank and paid in cash as soon as administratively practicable following the expiration of Executive’s COBRA continuation period and shall not be subject to reduction or forfeiture by reason of any coverage for which Executive may thereafter become eligible by reason of subsequent employment or otherwise. For purposes of this Section, present value shall be calculated on the basis of the discount rate set forth in the Bank’s qualified retirement plan for the determination of lump sum payments.

    (b)  Death. In the event of Executive's death which results in the termination of Executive's employment, the Term will terminate, all obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after death, and the Bank will pay Executive's beneficiary or estate, and Executive's beneficiary or estate will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination;
(ii)
In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's death occurred, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of his death and the denominator of which is the total number of days in the year of death;

(iii)
The vesting and exercisability of stock options held by Executive at death and all other terms of such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

(iv)
All restricted stock and deferred stock awards, including outstanding stock plan awards, all other long-term incentive awards, and all deferral arrangements under Section 5(d), shall be governed by the plans and programs under which the awards were granted or governing the deferral, and all rights under the SERPS and any other benefit plan shall be governed by such plans;

(v)
If Executive’s surviving spouse (and eligible dependents, if any) elects continued coverage under the Bank’s Health Plan in accordance with the applicable provisions of COBRA, the Bank shall pay to Executive’s surviving spouse on a monthly basis during such COBRA continuation period an amount equal on an after-tax basis to the total cost of such coverage. No further benefits shall be paid under this Section after the expiration of the maximum COBRA continuation period available to Executive’s surviving spouse and eligible dependents, if any.

    (c)  Disability. The Bank may terminate the employment of Executive hereunder due to the Disability (as defined in Section 8(d)) of Executive. Upon termination of employment, the Term will terminate, all obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment due to Disability, and the Bank will pay Executive, and Executive will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination;
(ii)
In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of annual incentive compensation that would have become payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for that year if his employment had not terminated, based on performance actually achieved in that year (determined by the Committee following completion of the performance year), multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iii)	Stock options held by Executive at termination shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;
(iv)
Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(v)
Disability benefits shall be payable in accordance with the Bank's plans, programs and policies, including the SERPS, and all deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;

(vi)
If Executive elects after termination of employment continued coverage under the Health Plan in accordance with the applicable provisions of COBRA, the Bank shall pay to Executive on a monthly basis during such COBRA continuation period an amount equal on an after-tax basis to the total cost of such coverage. Prior to the expiration of the maximum COBRA continuation period available to Executive, provided that Executive theretofore shall have complied with the conditions set forth in Section 10, the Bank shall make a good faith effort to obtain insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) that is substantially comparable to such COBRA continuation coverage, which insured coverage shall begin on the date of expiration of Executive’s COBRA continuation period and continue until the earliest of: (1) Executive’s eligibility for medical coverage under the Bank’s Health Plan, as a retiree or active employee, (2) Executive’s eligibility for medical coverage under a plan maintained by a subsequent employer or other entity to which Executive provides services, (3) Executive’s eligibility for Medicare, or (4) Executive’s attainment of Social Security retirement age. In the event that the Bank determines, in its sole discretion, that it is unable to obtain such insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) or in the event that Executive determines, in his sole discretion, that any such insured coverage offered by the Bank is not substantially comparable to such COBRA continuation coverage, the Bank shall pay to Executive, provided that Executive shall not have become eligible for medical coverage under (1) the Bank’s Health Plan, as a retiree or active employee, (2) a plan maintained by a subsequent employer or other entity to which Executive provides services, or (3) Medicare and, provided further, that Executive theretofore shall have complied with the conditions set forth in Section 10, a lump sum amount equal on an after-tax basis to the present value of the total cost of retiree medical coverage under the Health Plan that would have been incurred by both Executive and the Bank on behalf of Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) if Executive (and such spouse and dependents, if any) had been eligible for such retiree medical coverage from the end of Executive’s COBRA continuation period until Executive’s attainment of Social Security retirement age, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which such lump sum is paid. Such lump sum amount shall be calculated by an actuary selected by the Bank and paid in cash as soon as administratively practicable following the expiration of Executive’s COBRA continuation period and shall not be subject to reduction or forfeiture by reason of any coverage for which Executive may thereafter become eligible by reason of subsequent employment or otherwise. In addition, as soon as administratively practicable following Executive’s termination of employment, provided that Executive shall have complied with the conditions set forth in Section 10, the Bank shall pay to Executive a lump sum amount equal on an after-tax basis to the present value of the sum of (1) the amount that Executive and the Bank would have been paid for coverage under the Bank’s group long-term disability policy from Executive’s termination of employment until Executive’s attainment of Social Security retirement age, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred; and (2) the amount that Executive and the Bank would have paid to continue Executive’s group life insurance coverage from Executive’s termination of employment until Executive’s attainment of Social Security retirement age, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred. For purposes of this Section, present value shall be calculated on the basis of the discount rate set forth in the Bank’s qualified retirement plan for the determination of lump sum payments.

    (d)  Other Terms of Payment Following Retirement, Death, or Disability. Nothing in this Section 6 shall limit the benefits payable or provided in the event Executive's employment terminates due to Retirement, death, or Disability under the terms of plans or programs of the Bank more favorable to Executive (or his beneficiaries) than the benefits payable or provided under this Section 6 (except in the case of annual incentives in lieu of which amounts are paid hereunder), including plans and programs adopted after the date of this Agreement. Amounts payable under this Section 6 following Executive's termination of employment, other than those expressly payable following determination of performance for the year of termination for purposes of annual incentive compensation or otherwise expressly payable on a deferred basis, will be paid as promptly as practicable after such termination of employment.

7.  Termination of Employment For Reasons Other Than Retirement, Death or Disability.

    (a)  Termination by the Bank for Cause. The Bank may terminate the employment of Executive hereunder for Cause (as defined in Section 8(a)) at any time. At the time Executive's employment is terminated for Cause, the Term will terminate, all obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease except for obligations which expressly continue after termination of employment by the Bank for Cause, and the Bank will pay Executive, and Executive will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination (as defined in Section 8(c));
(ii)
All stock options, restricted stock and deferred stock awards, including outstanding stock plan awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted; and

(iii)
All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights, if any, under the SERPS and any other benefit plan shall be governed by such plans.

    (b)  Termination by Executive Other Than For Good Reason. Executive may terminate his employment hereunder voluntarily for reasons other than Good Reason (as defined in Section 8(e)) at any time upon 90 days' written notice to the Bank. At the time Executive's employment is terminated by Executive other than for Good Reason the Term will terminate, all obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease, and the Bank will pay Executive, and Executive will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination;
(ii)
All stock options, restricted stock and deferred stock awards, including outstanding stock plan awards, and all other long-term incentive awards will be governed by the terms of the plans and programs under which the awards were granted;

(iii)
All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral, and all rights under the SERPS and any other benefit plan shall be governed by such plans.

    (c)  Termination by the Bank Without Cause Prior to or More than Two Years After a Change in Control. The Bank may terminate the employment of Executive hereunder without Cause, if at the date of termination no Change in Control has occurred or such date of termination is at least two years after the most recent Change in Control, upon at least 90 days' written notice to Executive. The foregoing notwithstanding, the Bank may elect, by written notice to Executive, to terminate Executive's positions specified in Sections 1 and 3 and all other obligations of Executive and the Bank under Section 3 at a date earlier than the expiration of such 90-day period, if so specified by the Bank in the written notice, provided that Executive shall be treated as an employee of the Bank (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period. At the time Executive's employment is terminated by the Bank (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Bank will pay Executive, and Executive will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination;
(ii)
Cash in an aggregate amount equal to three times the sum of (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(c)(ii) shall be payable in monthly installments over the thirty-six months following termination, without interest, except the Bank may elect to accelerate payment of the remaining balance of such amount and to pay it as a lump sum, without discount;

(iii)
In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)
Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options may be exercised), such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

(v)
Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)	All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;
(vii)	All rights under the SERPS shall be governed by such plans;
(viii)
If Executive elects after termination of employment continued coverage under the Health Plan in accordance with the applicable provisions of COBRA, the Bank shall pay to Executive on a monthly basis during such COBRA continuation period an amount equal on an after-tax basis to the total cost of such coverage. If the maximum COBRA continuation period available to Executive shall be less than three years, prior to the expiration of the maximum COBRA continuation period available to Executive, provided that Executive theretofore shall have complied with the conditions set forth in Section 10, the Bank shall make a good faith effort to obtain insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) that is substantially comparable to such COBRA continuation coverage, which insured coverage shall begin on the date of expiration of Executive’s COBRA continuation period and continue until the third anniversary of Executive’s termination of employment. In the event that the Bank determines, in its sole discretion, that it is unable to obtain such insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) or in the event that Executive determines, in his sole discretion, that any such insured coverage offered by the Bank is not substantially comparable to such COBRA continuation coverage, the Bank shall pay to Executive, provided that Executive shall not have become eligible for medical coverage under (1) the Bank’s Health Plan, as a retiree or active employee, (2) a plan maintained by a subsequent employer or other entity to which Executive provides services, or (3) Medicare and, provided further, that Executive theretofore shall have complied with the conditions set forth in Section 10, a lump sum amount equal on an after-tax basis to the present value of the total cost of retiree medical coverage under the Health Plan that would have been incurred by both Executive and the Bank on behalf of Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) if Executive (and such spouse and dependents, if any) had been eligible for such retiree medical coverage from the end of Executive’s COBRA continuation period until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which such lump sum is paid. Such lump sum amount shall be calculated by an actuary selected by the Bank and paid in cash as soon as administratively practicable following the expiration of Executive’s COBRA continuation period and shall not be subject to reduction or forfeiture by reason of any coverage for which Executive may thereafter become eligible by reason of subsequent employment or otherwise. In addition, as soon as administratively practicable following Executive’s termination of employment, provided that

Executive shall have complied with the conditions set forth in Section 10, the Bank shall pay to Executive a lump sum amount equal on an after-tax basis to the present value of the sum of (1) the amount that Executive and the Bank would have paid, had he remained employed, for coverage under the Bank’s group long-term disability policy from the date of Executive’s termination of employment until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred; and (2) the amount that Executive and the Bank would have paid to continue Executive’s group life insurance coverage, had he remained employed, from the date of Executive’s termination of employment until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred. For purposes of this Section, present value shall be calculated on the basis of the discount rate set forth in the Bank’s qualified retirement plan for the determination of lump sum payments.

    (d)  Termination by Executive for Good Reason Prior to or More than Two Years After a Change in Control. Executive may terminate his employment hereunder for Good Reason, prior to a Change in Control or after the second anniversary of the most recent Change in Control, upon 90 days' written notice to the Bank; provided, however, that, if the Bank has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate his employment for Good Reason, and therefore Executive's notice of termination will automatically become null and void. At the time Executive's employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Bank will pay Executive, and Executive will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination;
(ii)
Cash in an aggregate amount equal to three times the sum of (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(d)(ii) shall be payable in monthly installments over the 36 months following termination, without interest, except the Bank may elect to accelerate payment of the remaining balance of such amount and to pay it as a lump sum, without discount;

(iii)
In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)
Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and, in other respects (including the period following termination during which such options may be exercised), such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

(v)
Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)	All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;
(vii)	All rights under the SERPS shall be governed by such plans; and
(viii)
If Executive elects after termination of employment continued coverage under the Health Plan in accordance with the applicable provisions of COBRA, the Bank shall pay to Executive on a monthly basis during such COBRA continuation period an amount equal on an after-tax basis to the total cost of such coverage. If the maximum COBRA continuation period available to Executive shall be less than three years, prior to the expiration of the maximum COBRA continuation period available to Executive, provided that Executive theretofore shall have complied with the conditions set forth in Section 10, the Bank shall make a good faith effort to obtain insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) that is substantially comparable to such COBRA continuation coverage, which insured coverage shall begin on the date of expiration of Executive’s COBRA continuation period and continue until the third anniversary of Executive’s termination of employment. In the event that the Bank determines, in its sole discretion, that it is unable to obtain such insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) or in the event that Executive determines, in his sole discretion, that any such insured coverage offered by the Bank is not substantially comparable to such COBRA continuation coverage, the Bank shall pay to Executive, provided that Executive shall not have become eligible for medical coverage under (1) the Bank’s Health Plan, as a retiree or active employee, (2) a plan maintained by a subsequent employer or other entity to which Executive provides services, or (3) Medicare and, provided further, that Executive theretofore shall have complied with the conditions set forth in Section 10, a lump sum amount equal on an after-tax basis to the present value of the total cost of retiree medical coverage under the Health Plan that would have been incurred by both Executive and the Bank on behalf of Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) if Executive (and such spouse and dependents, if any) had been eligible for such retiree medical coverage from the end of Executive’s COBRA continuation period until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which such lump sum is paid. Such lump sum amount shall be calculated by an actuary selected by the Bank and paid in cash as soon as administratively practicable following the expiration of Executive’s COBRA continuation period and shall not be subject to reduction or forfeiture by reason of any coverage for which Executive may thereafter become eligible by reason of subsequent employment or otherwise. In addition, as soon as administratively practicable following Executive’s termination of employment, provided that Executive shall have complied with the conditions set forth in Section 10, the Bank shall pay to Executive a lump sum amount equal on an after-tax basis to the present value of the sum of (1) the amount that Executive and the Bank would have paid, had he remained employed, for coverage under the Bank’s group long-term disability policy from the date of Executive’s termination of employment until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred; and (2) the amount that Executive and the Bank would have paid to continue Executive’s group life insurance coverage, had he remained employed, from the date of Executive’s termination of employment until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred. For purposes of this Section, present value shall be calculated on the basis of the discount rate set forth in the Bank’s qualified retirement plan for the determination of lump sum payments.

If any payment or benefit under this Section 7(d) is based on Base Salary or other level of compensation or benefits at the time of Executive's termination and if a reduction in such Base Salary or other level of compensation or benefit was the basis for Executive's termination for Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(d)

    (e)  Termination by the Bank Without Cause Within Two Years After a Change in Control. The Bank may terminate the employment of Executive hereunder without Cause, simultaneously with or within two years after a Change in Control, upon at least 90 days' written notice to Executive. The foregoing notwithstanding, the Bank may elect, by written notice to Executive, to terminate Executive's positions specified in Sections 1 and 3 and all other obligations of Executive and the Bank under Section 3 at a date earlier than the expiration of such 90-day notice period, if so specified by the Bank in the written notice, provided that Executive shall be treated as an employee of the Bank (without any assigned duties) for all other purposes of this Agreement, including for purposes of Sections 4 and 5, from such specified date until the expiration of such 90-day period. At the time Executive's employment is terminated by the Bank (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Bank will pay Executive, and Executive will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination;

(ii)
Cash in an aggregate amount equal to three times the sum of (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(e)(ii) shall be paid by the Bank not later than 15 days after Executive's termination;

(iii)
In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)
Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options granted on or after the date hereof shall remain outstanding and exercisable until the stated expiration date of the Option as though Executive's employment did not terminate, and, in other respects, such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

(v)
Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)	All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;
(vii)	All rights under the SERPS shall be governed by such plans; and

(viii)
If Executive elects after termination of employment continued coverage under the Health Plan in accordance with the applicable provisions of COBRA, the Bank shall pay to Executive on a monthly basis during such COBRA continuation period an amount equal on an after-tax basis to the total cost of such coverage. If the maximum COBRA continuation period available to Executive shall be less than three years, prior to the expiration of the maximum COBRA continuation period available to Executive, provided that Executive theretofore shall have complied with the conditions set forth in Section 10, the Bank shall make a good faith effort to obtain insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) that is substantially comparable to such COBRA continuation coverage, which insured coverage shall begin on the date of expiration of Executive’s COBRA continuation period and continue until the third anniversary of Executive’s termination of employment. In the event that the Bank determines, in its sole discretion, that it is unable to obtain such insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) or in the event that Executive determines, in his sole discretion, that any such insured coverage offered by the Bank is not substantially comparable to such COBRA continuation coverage, the Bank shall pay to Executive, provided that Executive shall not have become eligible for medical coverage under (1) the Bank’s Health Plan, as a retiree or active employee, (2) a plan maintained by a subsequent employer or other entity to which Executive provides services, or (3) Medicare and, provided further, that Executive theretofore shall have complied with the conditions set forth in Section 10, a lump sum amount equal on an after-tax basis to the present value of the total cost of retiree medical coverage under the Health Plan that would have been incurred by both Executive and the Bank on behalf of Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) if Executive (and such spouse and dependents, if any) had been eligible for such retiree medical coverage from the end of Executive’s COBRA continuation period until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which such lump sum is paid. Such lump sum amount shall be calculated by an actuary selected by the Bank and paid in cash as soon as administratively practicable following the expiration of Executive’s COBRA continuation period and shall not be subject to reduction or forfeiture by reason of any coverage for which Executive may thereafter become eligible by reason of subsequent employment or otherwise. In addition, as soon as administratively practicable following Executive’s termination of employment, provided that Executive shall have complied with the conditions set forth in Section 10, the Bank shall pay to Executive a lump sum amount equal on an after-tax basis to the present value of the sum of (1) the amount that Executive and the Bank would have paid, had he remained employed, for coverage under the Bank’s group long-term disability policy from the date of Executive’s termination of employment until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred; and (2) the amount that Executive and the Bank would have paid to continue Executive’s group life insurance coverage, had he remained employed, from the date of Executive’s termination of employment until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred. For purposes of this Section, present value shall be calculated on the basis of the discount rate set forth in the Bank’s qualified retirement plan for the determination of lump sum payments.

    (f)  Termination by Executive for Good Reason Within Two Years After a Change in Control. Executive may terminate his employment hereunder for Good Reason, simultaneously with or within two years after a Change in Control, upon 90 days' written notice to the Bank; provided, however, that, if the Bank has corrected the basis for such Good Reason within 30 days after receipt of such notice, Executive may not terminate his employment for Good Reason, and therefore Executive's notice of termination will automatically become null and void. At the time Executive's employment is terminated by Executive for Good Reason (i.e., at the expiration of such notice period), the Term will terminate, all obligations of the Bank and Executive under Sections 1 through 5 of this Agreement will immediately cease (except for obligations which continue after termination of employment as expressly provided herein), and the Bank will pay Executive, and Executive will be entitled to receive, the following:

(i)	Executive's Compensation Accrued at Termination;
(ii)
Cash in an aggregate amount equal to three times the sum of (A) Executive's Base Salary under Section 4(a) immediately prior to termination plus (B) an amount equal to the greater of (x) the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the year of termination or (y) the portion of Executive's annual incentive compensation that became payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the latest year preceding the year of termination based on performance actually achieved in that latest year. The amount determined to be payable under this Section 7(f)(ii) shall be paid by the Bank not later than 15 days after Executive's termination;

(iii)
In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment terminated, an amount equal to the portion of Executive's annual target incentive compensation potentially payable in cash to Executive (i.e., excluding the portion payable in stock or in other non-cash awards) for the year of termination, multiplied by a fraction the numerator of which is the number of days Executive was employed in the year of termination and the denominator of which is the total number of days in the year of termination;

(iv)
Stock options held by Executive at termination, if not then vested and exercisable, will become fully vested and exercisable at the date of such termination, and any such options granted on or after the date hereof shall remain outstanding and exercisable until the stated expiration date of the Option as though Executive's employment did not terminate, and, in other respects, such options shall be governed by the plans and programs and the agreements and other documents pursuant to which such options were granted;

(v)
Any performance objectives upon which the earning of performance-based restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards is conditioned shall be deemed to have been met at target level at the date of termination, and restricted stock and deferred stock awards, including outstanding stock plan awards, and other long-term incentive awards (to the extent then or previously earned, in the case of performance-based awards) shall become fully vested and non-forfeitable at the date of such termination, and, in other respects, such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

(vi)	All deferral arrangements under Section 5(d) will be settled in accordance with the plans and programs governing the deferral;
(vii)	All rights under the SERPS shall be governed by such plans; and
(viii)
If Executive elects after termination of employment continued coverage under the Health Plan in accordance with the applicable provisions of COBRA, the Bank shall pay to Executive on a monthly basis during such COBRA continuation period an amount equal on an after-tax basis to the total cost of such coverage. If the maximum COBRA continuation period available to Executive shall be less than three years, prior to the expiration of the maximum COBRA continuation period available to Executive, provided that Executive theretofore shall have complied with the conditions set forth in Section 10, the Bank shall make a good faith effort to obtain insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) that is substantially comparable to such COBRA continuation coverage, which insured coverage shall begin on the date of expiration of Executive’s COBRA continuation period and continue until the third anniversary of Executive’s termination of employment. In the event that the Bank determines, in its sole discretion, that it is unable to obtain such insured coverage for Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) or in the event that Executive determines, in his sole discretion, that any such insured coverage offered by the Bank is not substantially comparable to such COBRA continuation coverage, the Bank shall pay to Executive, provided that Executive shall not have become eligible for medical coverage under (1) the Bank’s Health Plan, as a retiree or active employee, (2) a plan maintained by a subsequent employer or other entity to which Executive provides services, or (3) Medicare and, provided further, that Executive theretofore shall have complied with the conditions set forth in Section 10, a lump sum amount equal on an after-tax basis to the present value of the total cost of retiree medical coverage under the Health Plan that would have been incurred by both Executive and the Bank on behalf of Executive (and his spouse and eligible dependents, if any, for whom coverage had been provided during the COBRA continuation period) if Executive (and such spouse and dependents, if any) had been eligible for such retiree medical coverage from the end of Executive’s COBRA continuation period until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which such lump sum is paid. Such lump sum amount shall be calculated by an actuary selected by the Bank and paid in cash as soon as administratively practicable following the expiration of Executive’s COBRA continuation period and shall not be subject to reduction or forfeiture by reason of any coverage for which Executive may thereafter become eligible by reason of subsequent employment or otherwise. In addition, as soon as administratively practicable following Executive’s termination of employment, provided that Executive shall have complied with the conditions set forth in Section 10, the Bank shall pay to Executive a lump sum amount equal on an after-tax basis to the present value of the sum of (1) the amount that Executive and the Bank would have paid, had he remained employed, for coverage under the Bank’s group long-term disability policy from the date of Executive’s termination of employment until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred; and (2) the amount that Executive and the Bank would have paid to continue Executive’s group life insurance coverage, had he remained employed, from the date of Executive’s termination of employment until the third anniversary of Executive’s termination of employment, calculated on the assumption that the cost of such coverage would remain unchanged from that in effect for the year in which Executive’s termination occurred. For purposes of this Section, present value shall be calculated on the basis of the discount rate set forth in the Bank’s qualified retirement plan for the determination of lump sum payments.

If any payment or benefit under this Section 7(f) is based on Base Salary or other level of compensation or benefits at the time of Executive's termination and if a reduction in such Base Salary or other level of compensation or benefit was the basis for Executive's termination for Good Reason, then the Base Salary or other level of compensation in effect before such reduction shall be used to calculate payments or benefits under this Section 7(f).

    (g)  Other Terms Relating to Certain Terminations of Employment. Whether a termination is deemed to be at or within two years after a Change in Control for purposes of Sections 7(c), (d), (e), or (f) is determined at the date of termination, regardless of whether the Change in Control had occurred at the time a notice of termination was given. In the event Executive's employment terminates for any reason set forth in Section 7(b) through (f), Executive will be entitled to the benefit of any terms of plans or agreements applicable to Executive which are more favorable than those specified in this Section 7 (except in the case of annual incentives in lieu of which amounts are paid hereunder). Amounts payable under this Section 7 following Executive's termination of employment, other than those expressly payable on a deferred basis, will be paid as promptly as practicable after such a termination of employment, and such amounts payable under Section 7(e) or 7(f) will be paid in no event later than 15 days after Executive's termination of employment unless not determinable within such period.

8.  Definitions Relating to Termination Events.

(a)  "Cause." For purposes of this Agreement, "Cause" shall mean:

(i)
Executive’s willful and continued failure to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness or Disability or any failure after the issuance of a notice of termination by Executive for Good Reason) which failure is demonstrably and materially damaging to the financial condition or reputation of the Company, the Bank and/or their affiliates, and which failure continues more than 48 hours after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties hereunder and the demonstrable and material damage caused thereby; or

(ii)	the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company, the Bank or their affiliates, monetarily or otherwise.

No act, or failure to act, on the part of Executive shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Bank and the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this definition and specifying the particulars thereof in detail.

(b)  "Change in Control." For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if, during the term of this Agreement:

(i)
the Company, or the mutual holding company parent of the Company, whether it remains a mutual holding company or converts to the stock form of organization (the "Mutual Holding Company"), merges into or consolidates with another corporation, or merges another corporation into the Company or the Mutual Holding Company, and as a result, with respect to the Company, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by "Persons" as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") who were stockholders of the Company immediately before the merger or consolidation or, with respect to the Mutual Holding Company, less than a majority of the directors of the resulting corporation immediately after the merger or consolidation were directors of the Mutual Holding Company immediately before the merger or consolidation;

(ii)
following a conversion of the Mutual Holding Company to the stock form of organization, any Person (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company), becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the resulting corporation representing 25% or more of the combined voting power of the resulting corporation's then-outstanding securities;

(iii)
during any period of twenty-four months (not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such period constitute the board of directors of the Company, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections (8)(b)(i), (ii) or (iv) hereof, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's securities) whose election by the board of directors of the Company or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or
(v)	the board of directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred.
    (c)  "Compensation Accrued at Termination." For purposes of this Agreement, "Compensation Accrued at Termination" means the following:

(i)
The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of Executive's termination of employment, pro rated through such date of termination, payable in accordance with the Company's regular pay schedule;

(ii)
All vested, nonforfeitable amounts owing or accrued at the date of Executive's termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(b) hereof (including any earned and vested annual incentive compensation and long-term incentive award) in which Executive theretofore participated, payable in accordance with the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

(iii)
Expenses and disbursements incurred by Executive prior to Executive's termination of employment, to be reimbursed to Executive, as authorized under Sections 5(f), (g), (h) and (i), in accordance the Company's reimbursement policies as in effect at the date of such termination.

    (d)  "Disability." For purposes of this Agreement, "Disability" shall have the meaning ascribed to it by Section 409A of the Code and the regulations thereunder.

    (e)  "Good Reason." For purposes of this Agreement, "Good Reason" shall mean, without Executive's express written consent, the occurrence of any of the following circumstances unless, in the case of subsections (i), (iv), (vi) or (viii) hereof, such circumstances are fully corrected prior to the date of termination specified in the notice of termination given in respect thereof:

(i)
the assignment to Executive of duties inconsistent with Executive's position and status as President and Chief Executive Officer, or an alteration, adverse to Executive, in Executive's position and status as President and Chief Executive Officer or in the nature of Executive's duties, responsibilities, and authorities or conditions of Executive's employment from those relating to Executive position and status as President and Chief Executive Officer (excluding inadvertent actions which are promptly remedied); except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive's employment for Cause, Disability, Retirement, as a result of Executive's death, or as a result of action by or with the consent of Executive; for purposes of this Section 8(e), references to the Bank or the Company (and to the Board of the Bank or the Company and to the stockholders of the Company) refer to the ultimate parent company (and its board and stockholders) succeeding the Company (or the Mutual Holding Company) following an acquisition in which the corporate existence of the Company (or the Mutual Holding Company) continues, in accordance with Section 12(b);

(ii)
(A) a reduction by the Bank in Executive's Base Salary, (B) the setting of Executive's annual target incentive opportunity or payment of earned annual incentive not in conformity with Section 4 hereof, (C) a change in compensation or benefits not in conformity with Section 5, or (D) a reduction, after a Change in Control, in perquisites from the level of such perquisites as in effect immediately prior to the Change in Control or as the same may have been increased from time to time after the Change in Control, except for across-the-board perquisite reductions similarly affecting all senior executives of the Bank and all senior executives of any Person in control of the Company;

(iii)
the relocation of the principal place of Executive's employment to a site that is outside of a fifty mile radius of his principal place of employment prior to such relocation; for this purpose, required travel on the Bank's business will not constitute a relocation so long as the extent of such travel is substantially consistent with Executive's customary business travel obligations in periods prior to the Effective Date;

(iv)
the failure by the Bank to pay to Executive any portion of Executive's compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Bank within seven days of the date such compensation is due;

(v)
the failure by the Bank to continue in effect any material compensation or benefit plan in which Executive participated immediately prior to a Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Bank to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amounts of compensation or benefits provided and the level of Executive's participation relative to other participants, as existed at the time of the Change in Control;

(vi)
the failure of the Bank to obtain a satisfactory agreement from any successor to the Bank, the Company or the Mutual Holding Company to fully assume the Bank’s and the Company's obligations and to perform under this Agreement, as contemplated in Section 12(b) hereof, in a form reasonably acceptable to Executive; or

(vii)	any other failure by the Bank or the Company to perform any material obligation under, or breach by the Bank or the Company of any material provision of, this Agreement;
provided, however, that a forfeiture under Section 10(f), (g) or (h) shall not constitute "Good Reason."

    (f)  "Potential Change in Control" For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if, during the term of this Agreement:

(i)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(ii)	any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or
(iii)	the board of directors of the Bank adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.
9.  Rabbi Trust Obligation Upon Potential Change in Control; Excise Tax-Related Provisions.

    (a)  Rabbi Trust Funded Upon Potential Change in Control. In the event of a Potential Change in Control or Change in Control, the Bank or the Company shall, not later than 15 days thereafter, have established one or more rabbi trusts and shall deposit therein cash, in an amount determined by the actuary for the Bank’s qualified Retirement Plan on the basis of the interest rate and mortality assumptions set forth in said qualified Retirement Plan, which is sufficient to provide for full payment of all potential obligations of the Bank and the Company that would arise assuming consummation of a Change in Control, or has arisen in the case of an actual Change in Control, and a subsequent termination of Executive's employment under Section 7(e) or (f). Such rabbi trust(s) shall be irrevocable and shall provide that neither the Bank nor the Company may, directly or indirectly, use or recover any assets of the trust(s) until such time as all obligations which potentially could arise hereunder have been settled and paid in full, subject only to the claims of creditors of the Bank and the Company in the event of insolvency or bankruptcy of the Bank or the Company; provided, however, that if no Change in Control has occurred within two years after such Potential Change in Control, such rabbi trust(s) shall at the end of such two-year period become revocable and may thereafter be revoked by the Bank.

    (b)  Gross-up If Excise Tax Would Apply. In the event Executive becomes entitled to any amounts or benefits payable in connection with a Change in Control or other change in control (whether or not such amounts are payable pursuant to this Agreement) (the "Severance Payments"), if any of such Severance Payments are subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code (or any similar federal, state or local tax that may hereafter be imposed) (the "Code"), the Bank shall pay to Executive at the time specified in Section 9(b)(iii) hereof an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments (as hereinafter defined) and any federal, state and local income tax and Excise Tax upon the payment provided for by Section 9(b)(i), shall be equal to the Total Payments.

(i)	For purposes of determining whether any of the Severance Payments will be subject to the Excise Tax and the amount of such Excise Tax:

(A)    any other payments or benefits received or to be received by Executive in connection with a Change in Control or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Bank, any Person whose actions result in a Change in Control or any Person affiliated with the Bank or such Person) (which, together with the Severance Payments, constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of nationally-recognized tax counsel selected by Executive such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax;

(B)    the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (x) the total amount of the Total Payments and (y) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying Section 9(b)(i)(A) hereof); and

(C)    the value of any non-cash benefits or any deferred payments or benefit shall be determined by a nationally-recognized accounting firm selected by Executive in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(ii)
For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of Executive's employment, Executive shall repay to the Bank within ten days after the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or federal and state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Bank shall make an additional gross-up payment in respect of such excess within ten days after the time that the amount of such excess is finally determined.

(iii)
The payments provided for in this Section 9(b) shall be made not later than the fifteenth day following the date of Executive's termination of employment; provided, however, that if the amount of such payments cannot be finally determined on or before such day, the Bank shall pay to Executive on such day an estimate, as determined in good faith by the Bank, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the date of Executive's termination of employment. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall be payable by Executive on the fifteenth day after the demand by the Bank.

(iv)
All determinations under this Section 9(b) shall be made at the expense of the Bank by a nationally recognized public accounting firm selected by Executive, and such determination shall be binding upon Executive and the Bank.

(v)
Executive hereby agrees with the Bank and the Company and any successor thereto to in good faith consider and take steps commonly used to minimize or eliminate any tax liability or costs that would otherwise be created by the tax indemnification provisions set forth in this Section 9(b) if requested to do so by the Company or the Bank or any successor thereto; provided, however, that the foregoing language shall neither require Executive to take or not take any specific action in furtherance thereof nor contravene, limit or remove any right or privilege provided thereto under this Agreement.

10.  Non-Competition and Non-Disclosure; Executive Cooperation; Non-Disparagement; Certain Forfeitures.

    (a)  Non-Competition. In consideration for the compensation and benefits provided under this Agreement, including without limitation, the compensation and benefits provided under Sections 7(e) and (f), without the consent in writing of the Board, Executive will not, at any time during the Term and for a period of two years following termination of Executive's employment for any reason, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor, or director) in any business of any savings bank, savings and loan association, savings and loan holding company, bank, bank holding company, or other institution engaged in the business of accepting deposits or making loans, or any direct or indirect subsidiary or affiliate of any such entity, that conducts business in any county in which the Company or the Bank maintains an office as of Executive’s date of termination or in any county in which the Company or the Bank had plans to open an office within six months after Executive’s date of termination ; (ii) induce any customers of the Bank or any of its affiliates with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his employment with the Bank, to curtail or cancel their business with the Bank or any such affiliate; (iii) induce, or attempt to influence, any employee of the Bank or any of its affiliates to terminate employment; or (iv) solicit, hire or retain as an employee or independent contractor, or assist any third party in the solicitation, hire, or retention as an employee or independent contractor, any person who during the previous twelve months was an employee of the Bank or any affiliate; provided, however, that activities engaged in by or on behalf of the Bank are not restricted by this covenant. The provisions of subparagraphs (i), (ii), (iii), and (iv) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this Section 10(a).

    (b)  Non-Disclosure; Ownership of Work. Executive shall not, at any time during the Term and thereafter (including following Executive's termination of employment for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Bank or the Company, any proprietary information, secrets, organizational or employee information, or other confidential information belonging or relating to the Bank or the Company and its affiliates and customers so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process. In addition, upon termination of employment for any reason, Executive will return to the Company or its affiliates all documents and other media containing information belonging or relating to the Bank and the Company or its affiliates.

    (c)  Cooperation With Regard to Litigation. Executive agrees to cooperate with the Bank and the Company, during the Term and thereafter (including following Executive's termination of employment for any reason), by making himself available to testify on behalf of the Bank or the Company or any subsidiary or affiliate of the Bank or the Company, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Bank and the Company, or any subsidiary or affiliate of the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Bank or the Company, or any subsidiary or affiliate of the Company, as requested. The Bank agrees to reimburse the Executive, on an after tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

    (d)  Non-Disparagement. Executive shall not, at any time during the Term and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Bank or the Company or any of its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive from making truthful statements that are required by applicable law, regulation or legal process.

    (e)  Release of Employment Claims. Executive agrees, as a condition to receipt of any termination payments and benefits provided for in Sections 6 and 7 herein (other than Compensation Accrued at Termination), that he will execute a general release agreement, in substantially the form set forth in Attachment A to this Agreement, releasing any and all claims arising out of Executive's employment other than enforcement of this Agreement and rights to indemnification under any agreement, law, Bank or Company organizational document or policy, or otherwise.

    (f)  Forfeiture of Outstanding Options. The provisions of Sections 6 and 7 notwithstanding, if Executive willfully and materially fails to substantially comply with any restrictive covenant under this Section 10 or willfully and materially fails to substantially comply with any material obligation under this Agreement, all options to purchase common stock granted by the Company and then held by Executive or a transferee of Executive shall be immediately forfeited and thereupon such options shall be cancelled. Notwithstanding the foregoing, Executive shall not forfeit any option unless and until there shall have been delivered to him, within six months after the Board (i) had knowledge of conduct or an event allegedly constituting grounds for such forfeiture and (ii) had reason to believe that such conduct or event could be grounds for such forfeiture, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Executive) at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such forfeiture and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive has engaged and continues to engage in conduct set forth in this Section 10(f) which constitutes grounds for forfeiture of Executive's options; provided, however, that if any option is exercised after delivery of such notice and the Board subsequently makes the determination described in this sentence, Executive shall be required to pay to the Company an amount equal to the difference between the aggregate value of the shares acquired upon such exercise at the date of the Board determination and the aggregate exercise price paid by Executive. Any such forfeiture shall apply to such options notwithstanding any term or provision of any option agreement. In addition, options granted to Executive on or after the Effective Date, and gains resulting from the exercise of such options, shall be subject to forfeiture in accordance with the Company's standard policies relating to such forfeitures and clawbacks, as such policies are in effect at the time of grant of such options.

    (g)  Forfeiture of Certain Bonuses and Profits. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if Executive, knowingly or through gross negligence, caused or failed to prevent such misconduct, Executive shall reimburse the Bank for (i) any bonus or other incentive based or equity-based compensation received by Executive during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement; and (ii) any profits realized from the sale of securities of the Company during that 12-month period.

    (h)  Forfeiture Due to Regulatory Restrictions. Anything in this Agreement or the SERPS to the contrary notwithstanding, (i) any payments made pursuant to this Agreement or the SERPS shall be subject to and conditioned upon compliance with 12 U.S.C. §1828(k) and any regulations promulgated thereunder; and (ii) payments contemplated to be made by the Bank pursuant to this Agreement or the SERPS shall not be immediately payable to the extent such payments are barred or prohibited by an action or order issued by the Connecticut Banking Commissioner or the Federal Deposit Insurance Corporation.

    (i)  Survival. The provisions of this Section 10 shall survive the termination of the Term and any termination or expiration of this Agreement.

11.  Governing Law; Disputes.

    (a)  Governing Law. This Agreement and the rights and obligations of the Company, the Bank and Executive are governed by and are to be construed, administered, and enforced in accordance with the laws of the State of Connecticut, without regard to conflicts of law principles. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted therefrom . The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion thereof. If any court determines that any provision of Section 10 of this Agreement is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

    (b)  Reimbursement of Expenses in Enforcing Rights. Upon submission of invoices, the Bank shall promptly pay or reimburse all reasonable costs and expenses (including fees and disbursements of counsel and pension experts) incurred by Executive or Executive’s surviving spouse in seeking to interpret this Agreement or enforce rights pursuant to this Agreement or in any proceeding in connection therewith brought by Executive or Executive’s surviving spouse, whether or not Executive or Executive’s surviving spouse is ultimately successful in enforcing such rights or in such proceeding; provided, however, that no reimbursement shall be owed with respect to expenses relating to any unsuccessful assertion of rights or proceeding if and to the extent that such assertion or proceeding was initiated or maintained in bad faith or was frivolous, as determined in accordance with Section 11(c) or a court having jurisdiction over the matter, in which case any amounts previously paid by the Bank shall be promptly repaid.

    (c)  Dispute Resolution

(i)
Negotiation. The Bank and the Company (collectively, the “Employer”) and Executive shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between the Chairman of the Board of Directors of the Bank and Executive. Any party may give the other party written notice of any dispute in accordance with the notice procedures set forth in Section 12(d). Within 15 days after delivery of the notice, the receiving party shall submit to the other, in accordance with the notice procedures set forth in Section 12(d), a written response. The notice and response shall include a statement of that party’s position and summary of arguments supporting that position. Within 30 days after delivery of the initial notice, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All negotiations pursuant to this clause (i) are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(ii)
 Mediation. If the dispute has not been resolved by negotiation as provided herein within 45 days after delivery of the initial notice of negotiation, or if the parties failed to meet within 30 days after delivery, the parties shall endeavor to settle the dispute by mediation under the CPR Mediation Procedure then currently in effect; provided, however, that if one party fails to participate in the negotiation as provided herein, the other party can initiate mediation prior to the expiration of the 45 days. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.

(iii)
Arbitration. Any dispute arising under or in connection with this Agreement which has not been resolved by mediation as provided herein within 45 days after initiation of the mediation procedure, shall be finally resolved by arbitration in accordance with the CPR Rules for Non-Administered Arbitration then currently in effect, by three independent and impartial arbitrators, of whom each party shall designate one; provided, however, that if one party fails to participate in either the negotiation or mediation as agreed herein, the other party can commence arbitration prior to the expiration of the time periods set forth above. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Hartford, Connecticut. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company, the Bank and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the District of Connecticut, (ii) any of the courts of the State of Connecticut, or (iii) any other court having jurisdiction. The Company, the Bank and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 11(b) of this Agreement, the Bank shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11(c). Notwithstanding any provision in this Section 11(c), Executive shall be entitled to seek specific performance of Executive's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

    (d)  Interest on Unpaid Amounts. Any amount which has become payable pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 11 but which has not been timely paid shall bear interest at the prime rate in effect at the time such amount first becomes payable, as quoted by the Bank.

12.  Miscellaneous.

    (a)  Integration. This Agreement cancels and supersedes any and all prior employment agreements and understandings between the parties hereto with respect to the employment of Executive by the Bank, any parent or predecessor company, and the Company's subsidiaries during the Term, except for contracts relating to compensation under executive compensation and employee benefit plans of the Bank. This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under any prior agreements and understandings or under any benefit or compensation plan of the Bank which are in effect.

    (b)  Successors; Transferability. The Bank and the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank or the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank and the Company would be required to perform it if no such succession had taken place.

As used in this Agreement, “Bank “and "Company" shall mean the Bank and the Company respectively as hereinbefore defined and any successor to its or their business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise and, in the case of an acquisition of the Bank or the Company in which the corporate existence of the Bank or the Company, as the case may be, continues, the ultimate parent company following such acquisition. Subject to the foregoing, the Bank and the Company may transfer and assign this Agreement and the Bank’s and the Company's rights and obligations hereunder. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 12(c).

    (c)  Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits provided hereunder following Executive's death.

    (d)  Notices. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

If to the Bank or the Company:
ROCKVILLE BANK
1645 Ellington Road
South Windsor, CT 06074
Att: Chairman, Human Resources Committee

If to Executive:
William J. McGurk
c/o Ira Goldman, Esq.
Shipman & Goodwin LLP
One Constitution Plaza
Hartford, CT 06103-1919
If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective two days after deposit into the mails by delivery to the U.S. Post Office.

    (e)  Reformation. The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

    (f)  Headings. The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

    (g)  No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

    (h)  No Obligation To Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages upon any termination of employment, and any compensation or benefits received from any other employment of Executive shall not mitigate or reduce the obligations of the Bank and the Company or the rights of Executive hereunder, except that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are similar to the benefits referred to in Section 5(b)

hereof, any such benefits to be provided by the Bank to Executive following the Term shall be correspondingly reduced.

    (i)  Offsets; Withholding. The amounts required to be paid by the Bank to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Bank by Executive due to his receipt of funds as a result of his fraudulent activity. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Sections 6 and 7, or otherwise by the Bank, will be subject to withholding to satisfy required withholding taxes and other required deductions.

    (j)  Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Bank and the Company and their successors and assigns.

    (k)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13.  Indemnification.

All rights to indemnification by the Bank or the Company now existing in favor of Executive as provided in the Bank’s and the Company's Certificate of Incorporation or By-laws or pursuant to other agreements in effect on or immediately prior to the Effective Date shall continue in full force and effect from the Effective Date (including all periods after the expiration of the Term), and the Bank and the Company shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that Executive provide an undertaking to repay such advances if it is ultimately determined that Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Bank’s or the Company's Certificate of Incorporation, By-laws, or other agreement shall be made by independent counsel mutually acceptable to Executive and the Company (except to the extent otherwise required by law). After the date hereof, the Bank and the Company shall not amend its Certificate of Incorporation or By-laws or any agreement in any manner which adversely affects the rights of Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Agreement shall not limit or reduce any rights of Executive to indemnification pursuant to applicable law. In addition, the Company will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive during the Term and for a period of six years thereafter on terms substantially no less favorable than those in effect on the Effective Date.

IN WITNESS WHEREOF, Executive has hereunto set his hand and the Bank and the Company have each caused this instrument to be duly executed as of the Effective Date.

ROCKVILLE BANK

By: /s/ Kristen A. Johnson
Name: Kristen A. Johnson
Title: Senior Vice President, HR

ROCKVILLE FINANCIAL, INC.
By: /s/ Joseph F. Jeamel
Name: Joseph F. Jeamel
Title: Executive Vice President

/s/ William J. McGurk
William J. McGurk

ATTACHMENT A

RELEASE

We advise you to consult an attorney before you sign this Release. You have until the date which is seven (7) days after the Release is signed and returned to Rockville Bank to change your mind and revoke your Release. Your Release shall not become effective or enforceable until after that date.

In consideration for the benefits provided under your Employment Agreement with Rockville Bank (the “Employment Agreement”), and more specifically enumerated in Exhibit 1 hereto, by your signature below, you, for yourself and on behalf of your heirs, executors, agents, representatives, successors and assigns, hereby release and forever discharge the Rockville Financial, Inc., its past and present parent corporations, subsidiaries, divisions, subdivisions, affiliates and related companies (collectively, the “Company”) and the Company’s past, present and future agents, directors, officers, employees, representatives, successors and assigns (hereinafter “those associated with the Company”) with respect to any and all claims, demands, actions and liabilities, whether in law or equity, which you may have against the Company or those associated with the Company of whatever kind, including but not limited to those arising out of your employment with the Company or the termination of that employment. You agree that this release covers, but is not limited to, claims arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Fair Labor Standards Act, 29 U.S.C. § 201 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Connecticut Fair Employment Practices Act, C.G.S. § 46a-51 et seq., and any other local, state or federal law, regulation or order dealing with discrimination in employment on the basis of sex, race, color, national origin, veteran status, marital status, religion, disability, handicap, or age. You also agree that this release includes claims based on wrongful termination of employment, breach of contract (express or implied), tort, or claims otherwise related to your employment or termination of employment with the Company and any claim for attorneys’ fees, expenses or costs of litigation.

This Release covers all claims based on any facts or events, whether known or unknown by you, that occurred on or before the date of this Release. Except to enforce this Release, you agree that you will never commence, prosecute, or cause to be commenced or prosecuted any lawsuit or proceeding of any kind against the Company or those associated with the Company in any forum and agree to withdraw with prejudice all complaints or charges, if any, that you have filed against the Company or those associated with the Company.

Anything in this Release to the contrary notwithstanding, this Release does not include a release of: (i) your rights under the Employment Agreement or your right to enforce the Employment Agreement; (ii) any rights you may have to indemnification under any agreement, law, Company organizational document or policy, or otherwise; (iii) any rights you may have to benefits under the Company’s benefit plans; or (iii) your right to enforce this Release.

By signing this Release, you further agree as follows:

i.	You have read this Release carefully and fully understand its terms;
ii.	You have had at least twenty-one (21) days to consider the terms of the Release;
iii.
You have seven (7) days from the date you sign this Release to revoke it by written notification to the Company. After this seven (7) day period, this Release is final and binding and may not be revoked;

iv.	You have been advised to seek legal counsel and have had an opportunity to do so;
v.	You would not otherwise be entitled to the benefits provided under your Employment Agreement had you not agreed to execute this Release; and
vi.	Your agreement to the terms set forth above is voluntary.

Name:

Signature:	Date:
Received by:	Date:

2